Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned being a director or officer, or both, of PULTE HOMES, INC., a Michigan corporation (the “Company”), does hereby constitute and appoint STEVEN M. COOK, with full power to act alone, as the true and lawful attorney and agent of the undersigned, with full power of substitution and resubstitution to said attorney, to execute, file and deliver any and all instruments, and to do any and all acts and things, which said attorney and agent deems advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements or regulations of the Securities and Exchange Commission with respect thereto, in connection with the registration under the Securities Act of (1) up to 5,000,000 common shares of the Company for issuance under the Pulte Homes, Inc. 401(k) Plan (the “Plan”) and (2) an indeterminate amount of interests in the Plan to be offered to Plan participants, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as a director or officer, or both, of the Company to one or more registration statements on Form S-8 with respect to said common shares and Plan interests (the “Registration Statement”), any amendment, post-effective amendment or supplement thereto, any prospectus or other document related to the Registration Statement, and any amendments, supplements or revisions to such prospectus or document; and each of the undersigned does hereby fully ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have subscribed these presents this 15th day of May, 2008.

Signature	Title

/s/ William J. Pulte
William J. Pulte	Chairman of the Board of Directors

/s/ Richard J. Dugas, Jr.
Richard J. Dugas, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Roger A. Cregg
Roger A. Cregg	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Vincent J. Frees
Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ Brian P. Anderson
Brian P. Anderson	Director

/s/ Cheryl W. Grisé
Cheryl W. Grisé	Director

/s/ Debra J. Kelly-Ennis
Debra J. Kelly-Ennis	Director

Exhibit 24

Signature	Title

/s/ David N. McCammon
David N. McCammon	Director

/s/ Patrick J. O’Leary
Patrick J. O’Leary	Director

/s/ Bernard W. Reznicek
Bernard W. Reznicek	Director

/s/ Alan E. Schwartz
Alan E. Schwartz	Director

/s/ Francis J. Sehn
Francis J. Sehn	Director

/s/ William B. Smith
William B. Smith	Director

/s/ Richard G. Wolford
Richard G. Wolford	Director

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